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                                                                    EXHIBIT 3.13

                           ARTICLES OF INCORPORATION

                                      OF

                           SCHWARTZ & CONNOLLY, INC.

     The undersigned, acting as incorporators of a corporation under the laws of the District of Columbia (particularly Chapter 9, Title 29 of the District of Columbia Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "District of Columbia Business Corporation Act"), hereby certify that:

     First:  The name of the corporation (hereinafter called the "Corporation")
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is

                           SCHWARTZ & CONNOLLY, INC.

     Second:  The corporation is to have perpetual existence.
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     Third:  The purposes for which the corporation is organized are:  To carry
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on a general advisory and consultant business, nationally and internationally, including, but not limited to, the following fields: health, education, environment, energy, politics, economics and related fields; to serve as advisors and consultants with respect to legislative and regulatory matters; to engage in research, policy analysis, education and training; to engage in marketing and product development; to engage in consultant and advisory work in connection with the organization, financing, management, operation and reorganization of organizations and enterprises, whether for profit or not-for-profit; to act as public relations and research counselors; to engage in fundraising; to carry on, in its own behalf and in behalf of others, whether as agents, consultants, advisors, independent contractors, or otherwise, a general management and investment advisory business relating to investments and the operation of businesses, plants, properties, and organizations of any and every kind; to produce books, manuals, pamphlets, video-cassettes, movies, records, tapes and other publications, as well as engage in various media activities, including radio and television; to publish, print, circulate, distribute, buy, sell, invest in and generally act as a publisher, and to copyright articles, discussions, artwork, information, and other matters; to buy, sell, import and export and generally deal in foreign wines, spirits, antiques and other wares; to acquire the necessary real estate and plants for the proper conduct of such businesses; and to do everything necessary, suitable or proper for the accomplishment of any of these purposes or of any objective incidental to or connected with any of these purposes.

     Fourth:  The aggregate number of shares which the corporation shall have
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the authority to issue is 50,000 shares of common stock with a par value of
$1.00 per share.

     Fifth:  The minimum amount of capital with which the corporation shall
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commence business shall not be less than One Thousand Dollars ($1,000).
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     Sixth:  The address, including street number of the registered office of
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the Corporation in the District of Columbia is 1815 H Street, N. W., Suite 650,
Washington, D.C. 20006; and the name of its initial registered agent at such address is L.L. Hank Hankla.

     Seventh:  Each share of stock of the Corporation shall entitle the holder
     -------
thereof to a preemptive right, for a period of thirty days after receipt of written notice, to subscribe for, purchase, or otherwise acquire any shares of stock of the same class of the corporation or any rights or options which the Corporation proposes to grant for the purchase of shares of stock of the same class of the Corporation or for the purchase of any shares of stock, bonds, securities, or obligations of the Corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of stock of the same class of the Corporation, whether now or hereafter authorized or created, whether having unissued or treasury status, and whether the proposed issue, reissue, transfer, or grant is for cash, property, or any other lawful consideration; and after the expiration of said thirty days, any and all of such shares of stock, rights, options, bonds, securities or obligations or the Corporation may be issued, reissued, transferred, or granted by the Board of Directors, as the case may be, to such persons, firms, corporations and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine.

     Eighth:  No shares of stock in the Corporation shall be transferred to a
     ------
person who is not already a stockholder unless the shares have been first offered in writing for sale to the other shareholders of the Corporation at the same price and on the same terms as would govern upon a transfer to the person not a shareholder, provided, however, that this restriction shall not apply to a transfer of shares from the transferor to another shareholder or to a transfer of shares from the transferor to the spouse or issue of the transferor. The writing shall set forth the price and terms and shall be sent by registered mail to each shareholder at the address listed on the Corporation's books. The shares shall be purchased on a pro rata basis among those shareholders desiring to purchase unless said shareholders unanimously agree to another method of distribution. Payment for such shares shall be made to the transferor within sixty days after the offer has been accepted in writing. The right to transfer the stock to a person not a shareholder shall not exist until all existing shareholders refuse the offer made as provided above or until they fail for a period of 30 days after receipt of the written offer to accept the same by compliance with the terms therein set forth.

     Ninth:  The number of directors constituting the entire board of directors
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of the Corporation shall not be less than three nor more than eleven, and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:


     Name                             Address

     Stephen J. Connolly              7818 Stratford Road
                                      Bethesda, Maryland 20014

     Jeffrey H. Schwartz              6866 Melrose Drive
                                      McLean, Virginia 22101
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     Stephen G. Miller                1010 Steeples Court
                                      Falls Church, Virginia 22046

     Tenth:  The name and address of each incorporator is:
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     Name                             Address

     Peter A. Noterman                2222 Q Street, N. W.
                                      Washington, D.C. 20008

     Douglas Carmichael               1519 Connecticut Avenue, N. W.
                                      Washington, D.C. 20036

     Barbara John                     2300 Good Hope Road, S. E.
                                      Washington, D.C. 20020

     Executed at Washington, D. C. on January 17, 1979.

                                   /s/ Peter A. Noterman
                                  -----------------------------------------
                                  Peter A. Noterman, Incorporator

                                   /s/ Douglas Carmichael
                                  -----------------------------------------
                                  Douglas Carmichael, Incorporator

                                   /s/ Barbara L. John
                                  -----------------------------------------
                                  Barbara John, Incorporator
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                             ARTICLES OF AMENDMENT
                                    TO THE
                           ARTICLES OF INCORPORATION
                                      OF
                           JELLINEK ASSOCIATES, INC.

TO:  THE RECORDER OF DEEDS, D.C.
     WASHINGTON, D.C.

     Pursuant to the provisions of Title 29, Chapter 3 of the Code of Laws of the District of Columbia, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

     FIRST:  The name of the corporation is Jellinek Associates, Inc.

     SECOND: The following amendment of the Articles of Incorporation was adopted by the shareholders of the corporation on July 31, 1983 in the manner prescribed by the Code of Laws of the District of Columbia:

     Paragraph 1 shall be deleted in its entirety and the following shall be substituted therefor:

     "1.  The name of the corporation is Jellinek, Schwartz & Connolly, Inc."

     Paragraph 7 shall be amended by adding the following language to the end thereof:

     "Each share of stock of the Corporation shall entitle the holder thereof to a preemptive right, for a period of thirty days after receipt of written notice, to subscribe for, purchase or otherwise acquire any shares of stock of the same class of the Corporation or any rights or options which the Corporation proposes to grant for the purchase of shares of stock of the same class of the Corporation or for the purchase of any shares of stock, bonds, securities, or obligations of the Corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase or otherwise acquire shares of stock of the same class of the Corporation, whether now or hereafter authorized or created, whether having unissued or treasury status, and whether the proposed issue, reissue, transfer or grant is for cash property or any other lawful consideration; and after the expiration of said thirty days, any and all of such shares of stock, rights, options, bonds, securities, or obligations of the Corporation may be issued, reissued, transferred, or granted by the Board of Directors, as the case may be, to such persons, firms, corporations or associations, and for such lawful consideration and on such terms as the Board of Directors in its discretion may determine.

     Paragraph 11 shall be deleted in its entirety and the following shall be substituted therefor:

     "11. There must be a one hundred percent (100%) shareholder vote in order to:

     (a)   increase or decrease the aggregate number of authorized shares,
     (b)   increase or decrease the par value of the shares,
     (c) effect an exchange, reclassification, or cancellation of all or any part of the shares,
     (d) change the designations, preferences, limitations, voting or relative rights of the shares,
     (e) create a new class of shares having rights and preferences prior and superior to the shares of any existing class,
     (f)   limit or deny the existing preemptive rights of the shares,
     (g) consolidate or merge with or into any other corporation except a wholly owned subsidiary having no funded debt, or sell or lease all, or substantially all, of its property or assets,
     (h)   amend further the Articles of Incorporation of the Corporation or

     (i)       dissolve the Corporation.

     THIRD: The number of shares of the corporation outstanding at the time of such adoption was one thousand (1,000) and the number of shares entitled to vote thereon was one thousand (1,000).

     FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

     Class                   Number of Shares
     -----                   ----------------

     Common                   1,000

     FIFTH: The number of shares voted for such amendment was one thousand (1,000) and the number of shares voted against such amendment was none.

     SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was

                       Number of Shares Voted
     Class             For              Against
     -----             ------------------------

     Common            1,000               0

     SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification or cancellation of issued shares provided for in the amendment shall be effected, is as follows: No change.

     EIGHTH: The manner in which such amendment effects a change in the amount of stated capital, or paid in surplus, or both, and the amount of stated capital and the amount of paid in surplus as changed by such amendment, are as follows:
No change.

ATTEST:                              JELLINEK ASSOCIATES, INC.

/s/  Robert R. Jellinek              By:   /s/  Robert R. Jellinek
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Secretary                               President

(corporate seal)